[GRAPHIC OMITTED]
                              FRONT PORCH DIGITAL
              20000 HORIZON WAY, SUITE 120 / MOUNT LAUREL NJ 08054
              T. 856.439.9950 / F. 856.439.9960 / www.fpdigital.com


                                                                    EXHIBIT 99.2


        FRONT PORCH DIGITAL APPOINTS TOM SWEENEY AS CHAIRMAN OF THE BOARD

        PAUL MCKNIGHT JOINS BOARD OF DIRECTORS AND IS NAMED COMPANY'S CFO


MOUNT  LAUREL,  N.J.,  Aug. 7, 2002 -- Front Porch  Digital Inc.  (OTC  Bulletin
Board: FPDI) today announced that on August 2, 2002 Tom Sweeney and Paul McKnight were elected to the Board of Directors. The new Board of Directors also elected Tom Sweeney as Chairman of the Board and appointed Paul McKnight as FPDI's Chief Financial Officer.

Tom  Sweeney is  currently  President  and CEO of  ManagedStorage  International
(MSI). As Chairman of the Board, Sweeney will oversee the current Board of Directors that includes Don Maggi and Paul McKnight, as well as a number of independent Directors through a future expansion of the board. Throughout his career, Sweeney has managed the development and implementation of multi-billion dollar services around the world. "We are very pleased to welcome Tom to the Front Porch Board of Directors," said Don Maggi, CEO of Front Porch Digital, "Tom brings more than 18 years of experience building some the most successful start-ups in history. In particular, his experience in identifying emerging markets and defining product and sales strategies to meet their needs will enhance FPDI's near-term and long-term success. Tom was instrumental in bringing FPDI and MSI together, and positioning the new FPDI for global growth. Tom's business vision and record of accomplishment make him a natural choice to take the helm of the Board of Directors. Tom is a significant addition to our team and will help direct Front Porch Digital as we expand into international markets."

Prior to ManagedStorage, Sweeney was part of the original management team at Level 3 Communications, where he was responsible for the development of all products and services globally. Sweeney also served as Senior Vice President, Marketing and Alternate Channels at WorldCom, Inc. and Senior Vice President Business Development at MFS Communications, as well as various other executive positions at MFS and MCI Communications.

"I am extremely excited about being a part of Front Porch Digital, and look forward to assisting Don and his management team in any way I can," said
Sweeney, "I am particularly enthusiastic about the opportunity to help accelerate sales and distribution agreements, as Front Porch Digital now has the most comprehensive set of products and services in the content management sector."

Front Porch also announced that ManagedStorage's CFO, Paul McKnight, has been named to the additional post of CFO at Front Porch Digital, as well as a member of the Board of Directors. McKnight succeeds Ken Lynch, former CFO of Front Porch Digital. McKnight will report directly to Don Maggi and will be responsible for managing Front Porch's financial operations, which include accounting, SEC reporting and implementing systems and business processes. McKnight has over 23 years of financial experience with both public and privately held companies. "Paul is a well respected CFO with a strong financial background," said Don Maggi. "Paul is knowledgeable regarding public companies and their responsibilities to stockholders. Paul's experience, guidance, and financial acumen will contribute significantly to Front Porch."

Prior to ManagedStorage, McKnight served as CFO at Equity Pier and before then, COO/CFO at MCI WorldCom Wireless.

ABOUT FRONT PORCH DIGITAL: Front Porch Digital Inc. (www.fpdigital.com) is transforming the digital world by developing unique software and services that convert audio, video, images, text and data into digital formats that enable searching, browsing, editing, storage and on-demand delivery of content in nearly any



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                              FRONT PORCH DIGITAL
              20000 HORIZON WAY, SUITE 120 / MOUNT LAUREL NJ 08054
              T. 856.439.9950 / F. 856.439.9960 / www.fpdigital.com



other digital format  through a single  capture.  To join Front Porch  Digital's
investor    e-mail    list,     please    complete    the    form    found    at
http://www.fpdigital.com/html/e-mail_notification.html.

ABOUT MANAGEDSTORAGE INTERNATIONAL: ManagedStorage International Inc. (MSI), the premier provider of guaranteed data protection storage solutions, enables companies and leading service providers to strategically manage storage as a critical corporate resource. Its suite of turnkey data protection solutions enables service providers and value-added resellers to offer guaranteed storage services to their customers. ManagedStorage enables businesses to focus internal IT resources on initiatives that drive competitive performance.

The company was formed in April 2000, when it was spun out of StorageTek, with funding from Great Hill Partners and J.P. Morgan Chase & Co. MSI's investors include Providence Equity Partners, Inc. and Wachovia Capital Partners. ManagedStorage is headquartered in Broomfield, Colorado. For more information, visit www.managedstorage.com or call (800) 397-1719.


CONTACTS:     MARY S. PARK                 KEVIN THOMAS
              Front Porch Digital Inc.     ManagedStorage International Inc.
              (646) 336-0366               (303) 449-8279
              mpark@fpdigital.com          kevin.thomas@managedstorage.com

Front Porch Digital Forward Looking Statements: This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect Front Porch Digital's current views with respect to future events and financial performance. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those indicated from such forward-looking statements. The potential risk factors include Front Porch Digital's limited operating history and experience in the data and video digital conversion business, Front Porch Digital's ability to attract significant additional financing and incur operational losses and negative cash flow, and risks associated with expansion. Additional risk factors are set forth in Front Porch Digital's reports and documents filed with the Securities and Exchange Commission.

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TRADEMARKS:  All products or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.







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